                                                                   EXHIBIT 10.36

                            STOCK PURCHASE AGREEMENT


                          Dated as of August 26, 1996


                                  By and Among


                          National Energy Group, Inc.



                                      and



                           Foremost Insurance Company
                             Arbco Associates L.P.
                Kayne, Anderson Nontraditional Investments L.P.
                         Offense Group Associates, L.P.
                             Topa Insurance Company
                        Kayne, Anderson Offshore Limited

                               TABLE OF CONTENTS

ARTICLE                                                                                                              PAGE
1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Accounting Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.3     References to Instruments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.4     Singular and Plural. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

2 - PURCHASE AND SALE OF STOCK AND WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.1     Issuance, Sale and Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.2     Legend.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.1     Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.2     Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.3     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.4     Binding Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.5     No Conflicts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.6     Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.7     Valid Issuance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.8     Absence of Bankruptcy Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.9     Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.10    Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.11    No Material Adverse Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.12    Commission Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.13    Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.14    Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.15    Offering.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.16    No Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.17    Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.18    Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.19    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.20    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.21    Compliance with Environmental Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

4 - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.1     Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.2     Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.3     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.4     Binding Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.5     No Conflicts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.6     Absence of Bankruptcy Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.7     No Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


ARTICLE                                                                                                              PAGE
         4.8     Accredited Investor, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.9     Information Available. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

5 - AGREEMENTS PENDING CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.1     Investigations; Operation of Business of the Company.  . . . . . . . . . . . . . . . . . . . . . . .  12
         5.2     Taking of Necessary Action.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

6 - CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.1     The Company's Conditions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2     Purchasers' Conditions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

7 - DELIVERIES AT THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.1     Deliveries of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.2     Deliveries of Purchasers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

8 - POST-CLOSING AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.1     Survival of Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.2     Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.3     Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

9 - REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.1     Shelf Registration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.2     Piggy-Back Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.3     Registration Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         9.4     Registration Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.5     Indemnification; Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.6     Participation in Underwritten Registrations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.7     Rule 144.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.8     Grant of Registration Rights to Others.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

10 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.1    Public Announcements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.3    Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.4    Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         10.5    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         10.6    Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         10.7    Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         10.8    Binding Effect; Assignment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         10.9    Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


Schedule A       Purchased Shares and Warrants
Exhibit A        Certificate of Designation
Exhibit B        Warrant Certificate
Exhibit C        Opinion of Strasburger & Price, L.L.P.

                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT (this "Agreement"), dated as of the 26th day of August, 1996, is by and among National Energy Group, Inc., a Delaware corporation (the "Company"), and each Person whose name appears on the signature page hereof as a purchaser (collectively, "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, in the amount indicated opposite such Purchaser's name on Schedule A hereto, (i) shares of the Company's authorized but unissued Convertible Preferred Stock, Series E, par value $1.00 per share (the "Preferred Stock"), which shares shall have such rights, preferences, privileges and restrictions as set forth in the Certificate of Designation of Convertible Preferred Stock, Series E of the Company attached hereto as Exhibit A (the "Certificate of Designation"), which rights include, subject to certain conditions, the right to convert the Preferred Stock into shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and (ii) warrants to purchase the Common Stock of the Company, which warrants shall have the terms set forth in the Warrant certificate attached hereto as Exhibit B (the "Warrant Certificate"); and

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth in this Agreement, the parties to this Agreement hereby agree as follows:

                            ARTICLE 1 - DEFINITIONS

         1.1 Certain Defined Terms. The following terms, as used in this Agreement, shall have the following meanings:

                 "Alexander" shall mean Alexander Energy Corporation, an Oklahoma corporation.

                 "Bank One Agreement" shall mean, with respect to all periods prior to the closing of the Merger and the funding of the loan described in the Commitment, that certain credit agreement dated as of June 30, 1995 between Bank One Texas, N.A. and the Company, as amended, and thereafter, shall mean the credit agreement to be entered into by the Company with Bank One Texas, N.A. and Credit Lyonnais New York Branch pursuant to the Commitment.

                 "Closing" shall be as defined in Section 2.1.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

                 "Commission Documents" shall have the meaning assigned to that term in Section 3.12.

                 "Commitment" shall mean that certain letter dated June 6, 1996 between the Company and Bank One Texas, N.A. and Credit Lyonnais New York Branch relating to the funding of a $65 million loan upon completion of the Merger.

                 "Company Confidential Material" shall be as defined in Section 5.1(a).

                 "Environmental Laws" shall be as defined in Section 3.21.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor statute, as at the time in effect. Reference to a particular section of such Act shall include a reference to the comparable section, if any, of such successor statute.

                 "Financial Statements" shall mean the financial statements of the Company and its consolidated Subsidiaries, including the notes thereto, as of and for the year ended December 31, 1995 and as of and for the six months ended June 30, 1996.

                 "Form 10-K" shall mean the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, including all amendments thereto.

                 "GAAP" shall mean generally accepted accounting principles, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

                 "Governmental Authority" shall mean (i) the United States of America or any state within the United States of America and (ii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state within the United States of America.

                 "High River Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of August 8, 1996 by and between the Company and High River Limited Partnership, pursuant to which the Series D Preferred Stock will be issued and sold to High River.

                 "Holder" means the Purchasers and any other holder from time to time of Preferred Stock (other than the Company or any Subsidiary).

                 "Inspectors" shall be as defined in Section 9.3(g).

                 "Law" shall mean any applicable statute, law, ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

                 "Material Adverse Effect" with respect to a Person shall mean a material and adverse effect on the financial condition, results of operations, business or properties of such Person and its consolidated subsidiaries, taken as a whole.

                 "Merger" means the merger between Alexander and NEG-OK, Inc., a wholly-owned subsidiary of the Company, pursuant to the Merger Agreement.

                 "Merger Agreement" means that certain Agreement and Plan of Merger among the Company, Alexander and NEG-OK, Inc., dated June 6, 1996, as amended.

                 "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company, a government or any department or agency of a government.

                 "Pollutants" shall be as defined in Section 3.21.

                 "Pro Forma Financial Statements" shall mean the Pro Forma Combined Condensed Financial Statements of the Company included in the Proxy Statement.

                 "Proxy Statement" shall mean the Joint Proxy and Prospectus of the Company filed with the SEC with respect to the Merger and other related transactions.

                 "Purchase Price" shall be as defined in Section 2.1.

                 "Purchaser Representatives" shall be as defined in Section 5.1(a).

                 "Records" shall be as defined in Section 9.3(g).

                 "Registrable Securities" means (i) any Common Stock issued or issuable upon the conversion of the Preferred Stock, (ii) any Common Stock issued as, or issuable upon the conversion or exercise of any warrant, option, right or other security that is issued or issuable as, a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Preferred Stock, and (iii) any Common Stock issued or issuable upon the exercise of the Warrants.

                 "Registration Expenses" shall be as defined in Section 9.4.

                 "Registration Statement" shall be as defined in Section
         9.3(a).

                 "Releases" shall be as defined in Section 3.21.

                 "SEC" shall mean the United States Securities and Exchange Commission or any successor agency.

                 "Securities Act" shall mean the Securities Act of 1933, or any successor statute, as at the time in effect. Reference to a particular section of such Act shall include a reference to the comparable section, if any, of such successor statute.

                 "Selling Holder" shall mean a holder of Registrable Securities who is selling such Registrable Securities pursuant to a registration statement.

                 "Series D Preferred Stock" shall mean the Preferred Stock, Series D of the Company to be issued pursuant to the High River Stock Purchase Agreement.

                 "Shares" shall be as defined in Section 2.1.

                 "Shelf Registration Statement" shall be as defined in Section 9.1(a).

                 "Subsidiary" means (a) a corporation a majority of whose voting stock is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more subsidiaries of the Company or (b) any other Person (other than a corporation) in which the Company, a subsidiary of the Company or the Company and one or more subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                 "Warrants" shall be as defined in Section 2.1.

         1.2 Accounting Terms. For the purposes of this Agreement, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in accordance with GAAP.

         1.3 References to Instruments. Unless the context otherwise indicates, references in this Agreement to a particular section, exhibit or schedule are to the corresponding section of, or the corresponding exhibit or schedule to, this Agreement.

         1.4 Singular and Plural. The definitions contained in Section 1.1 are equally applicable to both the singular and plural form of the terms defined in such Section.

              ARTICLE 2 - PURCHASE AND SALE OF STOCK AND WARRANTS

         2.1 Issuance, Sale and Purchase. The Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, upon the terms and conditions set forth herein, the number of shares of Preferred Stock (the "Shares") and the number of warrants to purchase Common Stock of the Company (the "Warrants") listed on Schedule A at the purchase price listed opposite such Purchaser's name on Schedule A. The aggregate purchase price that shall be payable by Purchasers to the Company for the Shares and the Warrants is $5,000,000 (the "Purchase Price").

         2.2 Legend. Each Purchaser agrees that each certificate, if any, evidencing Shares and Warrants to be issued to the Purchaser by the Company at the Closing shall bear a legend concerning the restrictions on transfer of such Shares and Warrants in substantially the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED OR QUALIFIED UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE AND SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS OF THE ACT OR APPLICABLE LAWS.

           ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchasers as of the date of this Agreement as follows:

         3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, and in good standing, in every jurisdiction in which its ownership of property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have Material Adverse Effect upon the Company and its Subsidiaries, taken as a whole. Attached hereto as Exhibit A is a true and complete copy of the Certificate of Designation. True and complete copies of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, have been provided to Purchasers. The Company has no Subsidiaries other than NEG-OK, Inc. and, after the Merger, Boomer Marketing Corporation, AEJH 1985 Limited Partnership, AEJH 1987 Limited Partnership, AEJH 1989 Limited Partnership and Energy and Environmental Services Limited Partnership, of which partnerships all but Energy and Environmental Services Limited Partnership are in liquidation and will be dissolved.

         3.2 Authority. The Company has all requisite corporate power and authority to carry on its business as presently conducted and as contemplated after the Merger to be conducted and to enter into this Agreement, the Warrants, the Merger Agreement, the Bank One Agreement and the High River Stock Purchase Agreement and to perform its obligations contemplated hereunder and thereunder.

         3.3 Authorization. The execution, delivery and performance of this Agreement, the Warrants, the Merger Agreement, the Bank One Agreement and the High River Stock Purchase Agreement and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company and its stockholders.

         3.4 Binding Agreement. Each of this Agreement, the Merger Agreement, the Bank One Agreement and the High River Stock Purchase Agreement has been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors and subject to principles of equity and public policy that affect enforceability of agreements generally. At the Closing, each of the Warrants will be duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors and subject to principles of equity and public policy that affect enforceability of agreements generally.

         3.5 No Conflicts. Neither the execution or delivery of this Agreement, the Warrants, the Merger Agreement, the Bank One Agreement and the High River Stock Purchase Agreement nor the consummation of the transactions contemplated hereby and thereby will result in a breach or violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or its Subsidiaries, or any material agreement, indenture or other instrument to which any of the Company or its Subsidiaries is a party or by which any of them is bound or to which any of its properties are subject, nor will the performance by the Company and its Subsidiaries of their obligations hereunder and thereunder violate any law or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or assets of the Company or its Subsidiaries. Except for the approval of the Merger Agreement, the Merger and certain amendments to the Company's Certificate of Incorporation by the stockholders of the Company, no permit, consent, approval, authorization or order of any Governmental Authority or other Person is required in connection with the consummation by the Company and its Subsidiaries of the transactions contemplated by this Agreement, the Warrants, the Merger Agreement, the Bank One Agreement and the High River Stock Purchase Agreement, except such as have been obtained and as otherwise contemplated by this Agreement.

         3.6 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 50,200,000 shares of common stock, par value $.01 per share, of which 50,000,000 have been designated as Class A Common Stock, 12,171,182 of which are issued and outstanding, and 200,000 of which have been designated as Class B Common Stock, none of which are issued and outstanding, (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which 100,000 have been authorized as 10% Cumulative Convertible Preferred Stock, Series B, 52,500 of which are issued and outstanding, and of which 80,000 have been authorized as 10 1/2% Cumulative Convertible Preferred Stock, Series C, 40,000 of which are issued and outstanding. As of the date of the Closing, the authorized capital stock of the Company will consist of (i) 100,000,000 shares of common stock, par value $.01 per share, approximately 33,457,650 of which will be issued and outstanding after the Merger, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which (a) 100,000 have been authorized as 10% Cumulative Convertible Preferred Stock, Series B, 52,500 of which are issued and outstanding, (b) 80,000 have been authorized as 10 1/2% Cumulative Convertible Preferred Stock, Series C, 40,000 of which are issued and outstanding, (c) 100,000 will have been authorized as Convertible Preferred Stock, Series D, 100,000 of which will be outstanding following the completion of the sale contemplated in connection with the High River Stock Purchase Agreement and (d) 50,000 of which have been authorized as Convertible Preferred Stock, Series E, 50,000 of which will be outstanding. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights except as set forth in the High River Stock Purchase Agreement with respect to the holders of Series D Preferred Stock. As of the date of this Agreement, the Company has a total of 890,000 shares of Common Stock issuable upon exercise of outstanding options issued to officers, directors or employees of the Company and, as of the Closing, the Company will have a total of approximately 1,068,993 shares of Common Stock issuable upon exercise of outstanding options issued to present and former officers, directors or employees of the Company and Alexander. In addition, as of the date of this Agreement, 500,000 shares of Common Stock will be issuable upon exercise of various outstanding warrants and, as of the Closing approximately 3,046,015 shares of Common Stock will be issuable upon exercise of various outstanding warrants including the Warrants. Except for the foregoing and as described on Schedule 3.14, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating the Company to purchase, redeem, issue, transfer or deliver any shares of Common Stock, preferred stock or other equity security.

         3.7     Valid Issuance.

                 (a) The issuance, sale and delivery of the Shares and the Warrants in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Shares when so issued, sold and delivered against payment therefor in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable.

                 (b) The issuance, sale and delivery of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants have been duly authorized by all necessary corporate action on the part of the Company, and such shares of Common Stock have been duly reserved for issuance and, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and nonassessable.

         3.8 Absence of Bankruptcy Proceedings. There are no bankruptcy or reorganization proceedings pending against, being contemplated by, or to the knowledge of the Company, threatened against, the Company.

         3.9 Brokers. No broker or finder has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated by this Agreement, and no broker or finder is entitled to any brokerage or finder's fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

         3.10 Financial Statements. The Financial Statements (i) present fairly the financial position of the Company and its consolidated Subsidiaries as of December 31, 1995, and June 30, 1996, (ii) present fairly the results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries for the year ended December 31, 1995 and the six months ended June 30, 1996, and (iii) were prepared in accordance with GAAP consistently followed throughout the periods involved, except as otherwise noted therein. The Pro Forma Financial Statements have been prepared in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X; the pro forma adjustments reflected in the Pro Forma Financial Statements have been properly applied to the historical amounts in compilation of such statements; and the assumptions used in the preparation of the Pro Forma Financial Statements are, in the opinion of the Company, reasonable. The Company has no material liabilities, contingent or otherwise, not reflected in the balance sheet as of December 31, 1995 (or the notes thereto) or the balance sheet as of June 30, 1996 (or the notes thereto) included in the Financial Statements, other than any such liabilities incurred in the ordinary course of business since June 30, 1996 and other than as described in the Proxy Statement.

         3.11 No Material Adverse Change. Except as described in the Proxy Statement, since December 31, 1995, there has not been any material adverse change in the financial condition, results of operations, business or properties of the Company and its Subsidiaries, taken as a whole.

         3.12 Commission Documents. The Company and its Subsidiaries have filed all registration statements, proxy statements, reports and, other documents required to be filed by them under the Securities Act or the Exchange Act, and all amendments thereto since January 1, 1993 (collectively, the "Commission Documents"). Each Commission Document complied as to form when filed in all material respects with the rules and regulations of the SEC. Each Commission Document did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.13    Properties.

                 (a) The Company and its Subsidiaries have good and defensible title to all of their respective interests in all of their respective oil and gas leases, free and clear of any encumbrances, except as described in the Commission Documents and except for liens under the Bank One Agreement and, for the period between the Effective Time of the Merger and the pay-off of Alexander's secured creditors with the proceeds of the Bank One Agreement, the liens granted to Alexander's secured creditors, subject only to liens for taxes or charges of mechanics or materialmen not yet due and to encumbrances under gas sales contracts, operating agreements, unitization and pooling agreements and other similar agreements as are customarily found in connection with comparable drilling and producing operations and to title defects and other encumbrances that are, singularly and in the aggregate, not material in amount and do not interfere with their use or enjoyment of their oil and gas properties. The Company and its Subsidiaries have complied in all material respects with the terms of the oil and gas leases in which they purport to own an interest, and all of such leases are in full force and effect (except where the failure so to comply or to be in full force and effect will not have a Material Adverse Effect upon the Company and its Subsidiaries, taken as a whole).

                 (b) The Company and its Subsidiaries do not own any material properties or other assets that are not described in the Commission Documents. The Company and its Subsidiaries have good and marketable title in fee simple to all properties and assets described in the Commission Documents as owned by them, and valid, subsisting and enforceable leases for the properties described in the Commission Documents as leased by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except for (i) such as are described in the Commission Documents, (ii) liens under the Bank One Agreement or (iii) liens, charges, encumbrances or restrictions as do not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         3.14 Registration Rights. Except as set forth on Schedule 3.14, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities in any SEC registration statement.

         3.15 Offering. Subject to the accuracy of the Purchasers' representations in Article 4 hereof, the offer, sale and issuance of the Shares, the Warrants and the Registrable Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect to the transactions contemplated by this Agreement, and neither the Company nor anyone acting on its behalf has or will take any action that would cause the loss of such exemption.

         3.16 No Defaults. Neither the Company nor any of its Subsidiaries is (i) in violation of any provision of its charter or bylaws, (ii) in breach, violation or default, in any material respect, of or under any material contract, lease, commitment or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a material breach, violation or default or (iii) in material violation of any Law.

         3.17 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their properties or rights by or before any Governmental Authority that (i) relates to or challenges the legality of this Agreement, the Merger Agreement, the High River Stock Purchase Agreement, the Bank One Agreement, the Preferred Stock, the Warrants or the Common Stock, (ii) would reasonably be expected to have a Material Adverse Effect upon the Company and its Subsidiaries, taken as a whole (except as disclosed in the Commission

Documents) or (iii) would reasonably be expected to impair the ability of the Company to perform fully on a timely basis any obligations that it has under this Agreement, the Merger Agreement, the High River Stock Purchase Agreement, the Bank One Agreement, the Warrants or any documents related hereto or thereto.

         3.18 Compliance with Laws. The Company is in compliance in all material respects with all laws and regulations in all jurisdictions where the failure to effect such compliance would reasonably be expected to have a Material Adverse Effect upon the Company.

         3.19 Taxes. Except as set forth on Schedule 3.19, all tax returns required to be filed by the Company in any jurisdiction have been so filed, and all taxes, assessments, fees and other charges shown thereon to be due and payable have been paid, other than those being contested in good faith. The Company does not know of any actual or proposed material additional tax assessments for any fiscal period against it. None of the Company's tax returns are under audit, and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted to the Company, except such audits, waivers or extensions as would not reasonably be expected to have a Material Adverse Effect upon the Company.

         3.20 ERISA. Neither the execution and delivery of this Agreement nor the sale of the Shares and Warrants to be purchased by the Purchasers is a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) on the part of the Company that is not exempt by statute, regulation or class exemption. The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or its Subsidiaries would have any material liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 (whether or not waived) or 4971 of the Code; and each "pension plan" for which the Company or its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

         3.21 Compliance with Environmental Laws. The business and properties of the Company and its Subsidiaries have been operated in compliance with all applicable federal, state or local laws, rules, regulations or orders (collectively, "Environmental Laws") relating to pollution or protection of the environment including, without limitation, any law, rule, regulation or order relating to emissions, discharges, releases or threatened releases ("Releases") of chemicals, pollutants, contaminants, wastes, petroleum or petroleum products, toxic substances or hazardous substances ("Pollutants") for which noncompliance would have a Material Adverse Effect upon the Company and its Subsidiaries, taken as a whole. Neither the Company nor its Subsidiaries have received any written communication, whether from a Governmental Authority, citizens' group, landowner, or employee, nor, to the best knowledge of the executive officers of the Company, has the Company or its Subsidiaries received any oral communication from a Governmental Authority, alleging that (i) the Company or its Subsidiaries is not in compliance with any Environmental Law applicable to it and its business and properties, or (ii) any employee or third party has suffered bodily injury or property damage as a result of one or more Releases of Pollutants arising out of or resulting from the operations of the Company or its Subsidiaries, or prior owners and operators of its business or property, which allegation, if true, would have a Material Adverse Effect upon the Company. Except as disclosed in the Commission Documents, neither the Company nor its Subsidiaries have no material obligation to remediate, repair or replace any property, whether real or personal, owned by the Company or its Subsidiaries or any third party, as a result of one or more Releases of Pollutants arising out of or resulting from the operations of the Company or its Subsidiaries or prior owners and operators of their business or properties.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES
                                 OF PURCHASERS

         Each Purchaser severally represents and warrants with respect to itself to the Company as of the date hereof as follows:

         4.1 Organization. Each Purchaser is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

         4.2 Authority. Each Purchaser has all requisite power and authority to enter this Agreement and the other documents and agreements contemplated hereby, to purchase the Shares and the Warrants on the terms described in this Agreement and to perform its other obligations contemplated by this Agreement.

         4.3 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate or partnership action on the part of each Purchaser.

         4.4 Binding Agreement. This Agreement has been duly executed and delivered by each Purchaser and constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to bankruptcy and other similar laws of general application with respect to creditors and subject to principles of equity and public policy that affect enforceability of agreements generally.

         4.5 No Conflicts. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the governing documents of the Purchasers, or any agreement, indenture or other instrument to which the Purchasers are a party or by which any of them are bound or to which any of their properties are subject, nor will the performance by the Purchasers of their obligations hereunder violate any Law or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Purchasers. No permit, consent, approval, authorization or order of any Governmental Authority or other Person is required in connection with the consummation by the Purchasers of the transactions contemplated by this Agreement, except such as have been obtained and as otherwise contemplated by this Agreement.

         4.6 Absence of Bankruptcy Proceedings. There are no bankruptcy or reorganization proceedings pending against, being contemplated by, or to any Purchaser's knowledge, threatened against, any Purchaser.

         4.7 No Brokers. No broker or finder has acted for or on behalf of Purchasers in connection with this Agreement or the transactions contemplated by this Agreement, and no broker or finder is entitled to any brokerage or finder's fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchasers.

         4.8 Accredited Investor, Etc. Each Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act. Each Purchaser is acquiring the Shares and the Warrants for its own account and not for distribution or resale, with no present intention of distributing or reselling said Shares or Warrants or any part thereof; provided that the disposition of such Purchaser's property shall at all times remain within its control. Each Purchaser agrees: (a) that such Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or the Warrants or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Securities Act and all applicable state securities laws or in a transaction which, in the written opinion of counsel for such Purchaser satisfactory to the Company (which requirement may be waived by the Company upon advice of counsel), is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (b) that the certificate(s) for the Shares and the Warrants will bear a legend making reference to the foregoing restrictions for so long as such legend may be required pursuant to applicable federal securities laws; and (c) that the Company and any transfer agent for the Shares and Warrants shall not be required to give effect to any purported transfer of any of the Shares or the Warrants except upon compliance with the foregoing restrictions.

         4.9 Information Available. Each Purchaser has been given the opportunity to ask questions of and receive answers from the officers of the Company or their designated representatives concerning the terms and conditions of the offering of the Shares and the Warrants and the Company, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in the Commission Documents.

                     ARTICLE 5 - AGREEMENTS PENDING CLOSING

         5.1 Investigations; Operation of Business of the Company. Between the date of this Agreement and the earlier of the Closing or termination of this Agreement:

                 (a)      (i)     The Company shall give each Purchaser, its
agents and representatives, full access to all of the premises of the Company, including well sites, and books and records, and to cause their respective officers to furnish each Purchaser, its agents and representatives with such financial and operating data and other information with respect to the respective businesses and properties of the Company, as each Purchaser, its agents and representatives shall from time to time reasonably request; provided, however, that any such investigation shall not affect any of the representations and warranties of the Company hereunder, and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective businesses of the Company. In the event of termination of this Agreement, except as prevented by law, each Purchaser will, and shall cause its agents and representatives to, return to the Company all documents, work papers and other materials obtained from the Company in connection with the transactions contemplated hereby, and all copies, extracts or other reproductions thereof in whole or in part (the "Company Confidential Material"). The Company Confidential Material does not include information which (i) is public information, (ii) was already known to such Purchaser,
(iii) is developed by such Purchaser independently from the information supplied to Purchaser pursuant to this Agreement, or (iv) is furnished to Purchaser such by a third party who is not an employee, agent, representative, or advisor of the Company or any entity in which the Company has an interest independently from such Purchaser's investigation pursuant to the transactions contemplated by this Agreement. Each Purchaser agrees, and shall cause its affiliates and their respective officers, directors, employees, financial advisors and agents (collectively, "Purchaser Representatives") to keep confidential any information obtained pursuant to this Agreement which is stamped confidential or otherwise transmitted to Purchasers in a manner that indicates such material is Company Confidential Material unless such information is readily ascertainable from public or published information or trade sources. If this Agreement is terminated, each Purchaser shall not use, and shall cause each Purchaser Representative not to use, any of the Company Confidential Information to such Purchaser's or any other person's or entity's financial advantage or to the detriment of the Company. The confidentiality provisions of this Section 5.1(a) shall survive the termination of this Agreement.

                     (ii) Subject to Subsection 5.1(a)(iii) below or except as required by law, the Company Confidential Material will be kept confidential and will not, without the prior written consent of the Company, be disclosed by any Purchaser or Purchaser Representatives, in whole or in part, and will not be used by any Purchaser or Purchaser Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the other transactions contemplated by this Agreement or that is to the detriment of the Company. In any event, each Purchaser will be responsible for any actions by its Purchaser Representatives which are not in accordance with the provisions hereof.

                    (iii) In the event that any Purchaser, the Purchaser Representatives or anyone to whom such Purchaser or the Purchaser Representatives supply the Company Confidential Material are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any Governmental Body or otherwise in connection with legal processes) to disclose any of the Company Confidential Material, each Purchaser agrees (i) to immediately notify the Company of the existence, terms and circumstances of such a request, (ii) to consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Company Confidential Material which, upon advice of such Purchaser's counsel, such Purchaser is legally compelled to disclose and to cooperate with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Company Confidential Material (it being agreed that the Company shall reimburse such Purchaser for all reasonable legal fees and expenses and other out-of-pocket expenses incurred by such Purchaser in connection with such cooperation).

                 (b) The Company will, to the extent required for continued operation of its business without impairment, use its reasonable efforts to preserve substantially intact the books and records and the business organization of the Company, to keep available the services of its present officers and employees, and to preserve the present relationships of the Company with persons having significant business relations therewith such as suppliers, customers, brokers, agents or otherwise and to promptly notify Purchasers of an emergency or other change which would have a Material Adverse Effect on the Company, any governmental complaints, investigations, hearings (or communications indicating that the same may be contemplated) or the breach in any material respect of any representation, warranty, covenant or agreement contained herein.

                 (c) The Company will conduct its business only in the ordinary course and, by way of amplification and not limitation, the Company will not, without the prior written consent of Purchasers, take any of the actions prohibited of the Company pursuant to Section 4.02(c) of the Merger Agreement.

                 (d) The Company shall furnish Purchasers a copy of any report filed with the SEC under the Exchange Act.

         5.2 Taking of Necessary Action. Subject to the terms and conditions of this Agreement and to applicable law, each of the parties to this Agreement shall use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                       ARTICLE 6 - CONDITIONS TO CLOSING

         6.1 The Company's Conditions. The obligations of the Company to close under this Agreement are subject, at the option of the Company, to the satisfaction at or prior to the Closing of the following conditions:

                 (a) All representations of Purchasers contained in this Agreement shall be true at and as of the delivery date as if such representations were made at and as of date of delivery, and Purchasers shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Purchasers at or prior to the date of the Closing;

                 (b) The Company shall have received a certificate dated as of the delivery date, executed by a duly authorized officer of each Purchaser or of the general partner of each Purchaser that is a partnership, to the effect that to such officer's knowledge the conditions set forth in Section 6.1(a) above are satisfied at and as of the date of the Closing; and

                 (c) As of the Closing, no suit, action or other proceeding (excluding any such matter initiated by the Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the transactions contemplated hereby or seeking damages against the Company as a result of the consummation of this Agreement.

         6.2 Purchasers' Conditions. The obligations of Purchasers to close under this Agreement are subject, at the option of Purchasers, to the satisfaction at or prior to the date of the Closing of the following conditions:

                 (a) All representations of the Company contained in this Agreement shall be true at and as of the date of Closing as if such representations were made at and as of the date of delivery, and the Company shall have performed and satisfied all agreements and conditions to Closing required by this Agreement to be performed and satisfied by the Company at or prior to the date of Closing;

                 (b) The stockholders of the Company shall have approved the Merger Agreement, the Merger and the amendments to the Certificate of Incorporation of the Company contemplated by the Proxy Statement;

                 (c) The stockholders of Alexander shall have approved the Merger Agreement and the Merger;

                 (d) The closing of the High River Stock Purchase Agreement shall have occurred or will occur simultaneous with the Closing hereunder substantially on the terms set forth therein;

                 (e) All conditions precedent to the closing of the Bank One Agreement (other than the Closing) shall have occurred;

                 (f) The Amendment to the Company's Certificate of Incorporation contemplated by the Proxy Statement shall have been duly filed with the Secretary of State of the State of Delaware and the Purchasers shall have received evidence satisfactory to the Purchasers of the filing thereof with the Secretary of State of the State of Delaware;

                 (g) Purchasers shall have received certificates dated as of the date of the Closing, executed by duly authorized officers of the Company, to the effect that to such officer's knowledge the conditions set forth in Section 6.2(a) above are satisfied at and as of the date of the Closing;

                 (h) The Purchasers shall have received a certificate of the Secretary or the Assistant Secretary of the Company, dated as of the date of Closing, certifying, among other things, as to the due authorization of the transactions contemplated hereby;

                 (i) The Purchasers shall have received certificates of existence and good standing for each of the Company and NEG-OK in the jurisdiction of its incorporation and each jurisdiction in which it is qualified or licensed to do business and own material assets;

                 (j) The Purchasers shall have received a copy of any required written consent and waiver to the transactions contemplated hereby executed by the third party or appropriate Governmental Authority;

                 (k) Purchasers shall have received a legal opinion dated as of the date of Closing from Strasburger & Price, L.L.P. in substantially the form of Exhibit C hereto;

                 (l) Purchasers shall have received evidence satisfactory to them that the transactions contemplated hereby do not violate the Bank One Agreement;

                 (m) No suit, action or other proceeding (excluding any such matter initiated by Purchasers) shall be pending or threatened before any Governmental Authority seeking to restrain Purchasers or prohibit the transactions contemplated by this Agreement or seeking damages against Purchasers as a result of the consummation of this Agreement;

                 (n) The Certificate of Designation shall have been duly filed by the Company with the Secretary of State of the State of Delaware and the Purchasers shall have received evidence satisfactory to the Purchasers of the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; and

                 (o) Except for the amendments to the certificate of incorporation of the Company described in the Proxy Statement, the certificate of designation with respect to the Series D Preferred Stock, and the Certificate of Designation, no amendments to the Certificate of Incorporation or Bylaws of the Company as in effect on June 14, 1995 shall have been effected.

                     ARTICLE 7 - DELIVERIES AT THE CLOSING

         7.1 Deliveries of the Company. At the Closing the Company shall deliver the to the Purchasers certificates representing the Shares and the Warrants, each such certificate executed by the Company's President and Secretary or Assistant Secretary and appropriately registered in the name of each Purchaser.

         7.2 Deliveries of Purchasers. At the Closing, Purchasers shall deliver to the Company the Purchase Price in immediately available funds to the Company.

                      ARTICLE 8 - POST-CLOSING AGREEMENTS

         8.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the Company contained in this Agreement or made in writing by the Company in connection herewith, and all representations and warranties of any Purchaser contained in this Agreement or made in writing by Purchaser in connection herewith, shall survive the Closing, regardless of any investigation made by such party or on such party's behalf and without any other document being delivered at the date hereof.

         8.2 Indemnification. After the Closing, the Company shall indemnify and hold harmless each Purchaser, and each Purchaser severally and not jointly shall indemnify and hold harmless the Company, from and against any and all claims, losses, damages and liabilities (and actions in respect thereof) and any and all costs and expenses (including reasonable attorneys' fees and expenses) that such person may sustain or incur as a result of any misrepresentation or breach of warranty or the nonperformance of any obligation on the part of the other under this Agreement.

         8.3 Brokers. Without limiting the parties' respective representations in Sections 3.9 and 4.7, after the Closing each party agrees to indemnify and hold the other harmless from and against any claim for a brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated by this Agreement to the extent such claim arises from or is attributable to the actions of such indemnifying party.

                        ARTICLE 9 - REGISTRATION RIGHTS

         9.1     Shelf Registration.

                 (a) At any time commencing nine months after the Closing, the Company shall, upon demand by Purchasers and provided each Purchaser represents to the Company that it has a present intention to sell, prepare and file with the SEC a shelf registration statement (the "Shelf Registration Statement") on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the SEC) under the Securities Act with respect to the Registrable Securities.

                 (b) The Company agrees to use its best efforts to have the Shelf Registration Statement declared effective as soon as practicable after the filing thereof, and to keep the Shelf Registration Statement continuously effective, at the option of Purchasers, until all of the Shares covered thereby have been sold or such time as all of the Registrable Securities can be resold pursuant to Rule 144(k) under the Securities Act (or any successor provision). Further, the Company shall maintain the quotation of the Common Stock on the Nasdaq National Market or a listing with a national securities exchange.

                 (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, as the case may be (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading other than statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the holders of Registrable Securities expressly for use in such Shelf Registration Statement and the related prospectus or any amendment or supplement thereto.

         9.2     Piggy-Back Registration.

                 (a) If at any time after the Closing the Company proposes to file a registration statement under the Securities Act with respect to a firm commitment underwritten offering by the Company whether or not for sale for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the SEC) or a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing security holders), then the Company shall in each such case give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such holders of Registrable Securities (provided such holders represent to the Company that they have a present intention to sell) the opportunity to register such Registrable Securities and such number of shares of Registrable Securities as each such holder may request.

                 (b) The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company or of any selling stockholder included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written notice to the holders of such Registrable Securities that either because of (i) the kind of securities which such holders, the Company and any other persons or entities intend to include in such offering or (ii) the size of the offering which the holders of Registrable Securities, the Company and such other persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (a) in the event that the size of the offering is the basis of such managing underwriter's opinion, the amount of securities to be offered for the accounts of holders of Registrable Securities shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that if securities are being offered for the account of other persons or entities as well as the Company, the proportion by which the amount of such class of securities intended to be offered by holders of Registrable Securities is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other persons or entities is reduced; and (b) in the event that the combination of securities to be offered is the basis of such managing underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (a) above (subject to the proviso in clause (a)) or, (y) if the actions described in clause (x) would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

         9.3 Registration Procedures. In connection with any registration pursuant to Section 9.1 or Section 9.2 hereof, the following provisions shall apply:

                 (a) The Company shall (i) prior to filing the Shelf Registration Statement or any other registration statement registering Registrable Securities (a "Registration Statement") or prospectus or any amendments or supplements thereto, furnish to one counsel selected by the holders of a majority in aggregate principal amount or number of shares, as the case may be, of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such counsel and (ii) as soon as reasonably possible, furnish to each Selling Holder, prior to filing a Registration Statement, copies of such Registration Statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

                 (b) The Company shall notify the holders of Registrable Securities in writing:

                          (i) when the Registration Statement and any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                          (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information relating to such registration;

                          (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

                          (iv)    of the receipt by the Company of any
                                  notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                 (c) The Company shall use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                 (d) The Company shall use reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

                 (e) The Company shall notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly file with the SEC and make available to each Selling Holder any such supplement or amendment.

                 (f) At any time commencing nine months after the Closing, if requested in writing by the holders beneficially owning at least 25% collectively, of the Registrable Securities (including holders of Preferred Stock), the Company shall enter into customary agreements (including an underwriting agreement in customary form with customary terms with underwriters reasonably approved by the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; provided that the Company shall not be required to participate in more than [two] underwritten offerings under the Shelf Registration Statement.

                 (g) The Company shall make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its Subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections which is deemed confidential shall not be used by it as the basis for any market transactions in securities of the Company unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                 (h) The Company will use its best efforts to comply with all the rules and regulations of the SEC to the extent and so long as they are applicable to the Registration Statement and will make generally available to its security holders after the effective date of the applicable Registration Statement an annual earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                 The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration.

                 Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.3(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.3(e) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         9.4 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 9, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and its independent certified public accountants, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other persons retained by the Company, and reasonable fees and expenses (limited to $15,000 per registration) of one counsel (who shall be reasonably acceptable to the Company) for the holders of Registrable Securities incurred in connection with each registration hereunder (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities) will be borne by the Company (all such expenses being herein called "Registration Expenses").

         9.5     Indemnification; Contribution.

                 (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, partners and agents and each person, if any, who controls such Selling Holder within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers, partners and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 9.5(a) or such other indemnification customarily obtained by underwriters at the time of offering.

                 (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Selling Holder (or its officers, directors, partners or agents) or any person controlling any such Selling Holder in respect of which indemnity may be sought from the Company, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Selling Holder, and shall assume the payment of all expenses. Such Selling Holder or any controlling person of such Selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Holder or such controlling person unless
         (i) the Company has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Selling Holder or such controlling person and the Company, and such Selling Holder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to such Selling Holder or such controlling person which differ from those available to the Company (in which case, if such Selling Holder or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Holder or such controlling person; it being understood, however, that the

         Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Selling Holder and such controlling persons, which firm shall be designated in writing by such Selling Holder). The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Selling Holder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                 (c) Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors, officers and agents and each person, if any, who controls the Company within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Exchange Act, as amended, to the same extent as the indemnity contained in Section 9.5(a) from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors, officers or agents, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors, officers or agents or such controlling person shall have the rights and duties given to such Selling Holder by the preceding Section 9.5(b). Each Selling Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 9.5(c).

                 (d) Contribution. If the indemnification provided for in this Section 9.5 is unavailable to the Company, the Selling Holders or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between the Company and the Selling Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between the Company, on the one hand, and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 9.5 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9.5(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9.6 Participation in Underwritten Registrations. No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and execute all questionnaires, powers of attorneys, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

         9.7 Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, and that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         9.8 Grant of Registration Rights to Others. When negotiating the grant of registration rights to other parties with respect to its Common Stock, the Company will not agree to any provision that prohibits Purchasers from exercising their piggyback rights on any registration statement that may be filed if such other party exercises such registration rights.

                           ARTICLE 10 - MISCELLANEOUS

         10.1 Public Announcements. Except as set forth in the following sentence, the parties to this Agreement agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other party and exercise reasonable efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such parties or (ii) obtain approval of the other party to the text of a public announcement or statement to be made solely by the Company or Purchasers, as the case may be. Nothing contained in this Section 10.1 shall be construed to require either party to obtain approval of the other party to disclose information with respect to any disclosure (i) required by applicable law or by any applicable rules, regulations or orders of any Governmental Authority having jurisdiction or (ii) necessary to comply with disclosure requirements of any applicable stock exchange.

         10.2 Notices. Except as otherwise expressly provided in this Agreement, all communications required or permitted under this Agreement shall be in writing and any such communication or delivery shall be deemed to have been duly given and received when actually delivered to the address set forth below of the party to be notified personally (by a recognized commercial courier or delivery service that provides a receipt) or by telecopier (confirmed in writing by a personal delivery as set forth above), addressed as follows:

                 If to the Company:

                                           National Energy Group, Inc.
                                           4925 Greenville Ave., Suite 1400
                                           Dallas, Texas 75206
                                           Attention:  Mr. Miles Bender
                                           Telecopy No.: (214) 692-9310

                 If to Arbco Associates L.P., Offense Group Associates, L.P., Kayne, Anderson Nontraditional Investments L.P. and Kayne, Anderson Offshore Limited:

                                           c/o KAIM Nontraditional L.P.
                                           1800 Avenue of the Stars, Suite 2000
                                           Los Angeles, California 90067
                                           Attention:  Mr. Robert V. Sinnott
                                           Telecopy No.: (310) 284-6490

                 If to Foremost Insurance Company:

                                           Foremost Insurance Company
                                           5230 33rd Street S.E.
                                           Grand Rapids, Michigan 49512
                                           Attention:  Mr. Donald D. Welsh

                 If to Topa Insurance Company:

                                           Topa Insurance Company
                                           1800 Avenue of the Stars, Suite 1200
                                           Los Angeles, California 90067

                 With a copy to (if to any Purchaser):

                                           Baker & Botts, L.L.P.
                                           3000 One Shell Plaza
                                           Houston, Texas  77002
                                           Attention:  Ms. Kelly B. Rose
                                           Telecopy No.: (713) 229-1522

Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

         10.3 Expenses. The Company shall promptly pay after receipt of an invoice all accrued fees and expenses of Purchasers, including fees and expenses of Baker & Botts, counsel to Purchasers, in connection with the negotiation, preparation, execution and delivery of the

Agreement and related documents and the consummation of the transactions contemplated hereby up to the aggregate amount of $45,000.

         10.4 Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to the subject matter of this Agreement (superseding all prior agreements, arrangements, understandings and solicitations of interest or offers related to the subject matter of this Agreement including the related Term Sheet executed by the parties hereto dated July 25, 1996), and this Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties to this Agreement. The headings in this Agreement are for convenience only and shall have no significance in the interpretation of any term or provision of this Agreement.

         10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAWS.

         10.6 Counterparts. This Agreement may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one agreement.

         10.7 Waiver. Any of the terms, provisions, covenants, representations, warranties or conditions contained in this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

         10.8 Binding Effect; Assignment. All the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns; but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party without the express written consent of the non assigning or non delegating parties.

         10.9 Construction. Each party hereby acknowledges and agrees that such party has consulted legal counsel in connection with the negotiation of this Agreement and that such party has bargaining power equal to that of the other party in connection with the negotiation and execution of this Agreement. Accordingly, the parties agree that the rule of contract construction that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                        NATIONAL ENERGY GROUP, INC.



                                        By:  /s/ Miles D. Bender
                                           -----------------------------------
                                        Name:     MILES D. BENDER
                                        Title:    PRESIDENT & CEO


                                        FOREMOST INSURANCE COMPANY



                                        By:  /s/ Donald D. Welsh
                                           -----------------------------------
                                        Name: DONALD D. WELSH
                                        Title: VICE PRESIDENT-INVESTMENTS


                                        ARBCO ASSOCIATES L.P.


                                        By:   KAYNE, ANDERSON INVESTMENT
                                              MANAGEMENT, INC., General Partner



                                        By:  /s/ Alvin J. Portnoy
                                           -----------------------------------
                                        Name:     Alvin J. Portnoy
                                             ---------------------------------
                                        Title:    Executive Vice President
                                              --------------------------------

                                        OFFENSE GROUP ASSOCIATES, L.P.

                                        By:   KAYNE, ANDERSON INVESTMENT
                                              MANAGEMENT, INC., General Partner



                                        By:  /s/ Alvin J. Portnoy
                                           -----------------------------------
                                        Name:     Alvin J. Portnoy
                                             ---------------------------------
                                        Title:    Executive Vice President
                                              --------------------------------

                                        KAYNE, ANDERSON NONTRADITIONAL
                                         INVESTMENTS L.P.

                                        By:   KAYNE, ANDERSON INVESTMENT
                                              MANAGEMENT, INC., General Partner



                                        By:  /s/ Alvin J. Portnoy
                                           -----------------------------------
                                        Name:     Alvin J. Portnoy
                                             ---------------------------------
                                        Title:    Executive Vice President
                                              --------------------------------

                                        TOPA INSURANCE COMPANY



                                        By:  /s/ Dirk D. Heim
                                           -----------------------------------
                                        Name:     Dirk D. Heim
                                             ---------------------------------
                                        Title:    Vice President
                                              --------------------------------

                                        KAYNE, ANDERSON OFFSHORE LIMITED

                                        By:   KAYNE, ANDERSON INVESTMENT
                                              MANAGEMENT, INC., General Partner



                                        By:  /s/ Alvin J. Portnoy
                                           -----------------------------------
                                        Name:     Alvin J. Portnoy
                                             ---------------------------------
                                        Title:    Executive Vice President
                                              --------------------------------